As Filed With the Securities and Exchange Commission on August 10, 2004

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMSURG CORP.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1493316
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

AmSurg Corp.
Amended and Restated
1997 Stock Incentive Plan, as amended
(Full Title of the Plan)

Claire M. Gulmi
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(Name and Address of Agent for Service)

(615) 665-1283
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount To Be	Proposed Maximum	Proposed Maximum	Amount Of
To Be Registered	Registered	Offering Price Per Share	Aggregate Offering Share	Registration Fee
Common Stock	1,500,000 shares	$22.96 (*)	$34,440,000.00 (*)	$4,364.00

(*)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low price per share of the Registrant’s Common Stock as reported on The Nasdaq National Market on August 9, 2004.

Registration of Additional Securities
Incorporation by Reference of Earlier Registration Statements
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Bass, Berry & Sims PLC
Ex-23.1 Consent of Deloitte & Touche LLP

Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value, of AmSurg Corp., a Tennessee corporation (the “Registrant”), for the Registrant’s Amended and Restated 1997 Stock Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

     The Registration Statements on Form S-8 (Registration Nos. 333-33576, 333-41961, 333-56950, 333-65748, 333-90156 and 333-107637) previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference.

Item 8. Exhibits

Exhibit Number	Description
4.1	Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.3	Article 7 of the Registrant’s Second Amended and Restated Charter, as amended (restated electronically for filing purposes) (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.4	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.5	Second Amended and Restated Rights Agreement, originally dated December 2, 1999, as amended on December 13, 1999, and as further amended on July 11, 2001, between AmSurg Corp. and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-4 (filed with the Commission on July 13, 2001))

4.6	First Amendment to Second Amended and Restated Rights Agreement, dated as of April 16, 2003, by and between the Registrant and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

5.1	Opinion of Bass, Berry & Sims PLC

Exhibit Number	Description
23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-4)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 10th day of August, 2004.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Senior Vice President, Chief Financial Officer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken P. McDonald Ken P. McDonald	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2004
/s/ Claire M. Gulmi Claire M. Gulmi	Senior Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	August 10, 2004
/s/ Thomas G. Cigarran Thomas G. Cigarran	Chairman of the Board	August 10, 2004
/s/ James A. Deal James A. Deal	Director	August 10, 2004
/s/ Steven I. Geringer Steven I. Geringer	Director	August 10, 2004

Signature	Title	Date
/s/ Debora A. Guthrie Debora A. Guthrie	Director	August 10, 2004
Henry D. Herr	Director
/s/ Kevin P. Lavender Kevin P. Lavender	Director	August 10, 2004
/s/ Bergein F. Overholt, M.D. Bergein F. Overholt, M.D.	Director	August 10, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated AmSurg Corp. 1997 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.3	Article 7 of the Registrant’s Second Amended and Restated Charter, as amended (restated electronically for filing purposes) (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.4	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.5	Second Amended and Restated Rights Agreement, originally dated December 2, 1999, as amended on December 13, 1999, and as further amended on July 12, 2001, between AmSurg Corp. and SunTrust Bank Atlanta, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A/A-4 (filed with the Commission on July 13, 2001))

4.6	First Amendment to Second Amended and Restated Rights Agreement, dated as of April 16, 2003, by and between the Registrant and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-4)